Exhibit 10.1

Execution Version

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement (the “Amendment”) is dated as of June 26, 2015, and is by and between Calm Waters Partnership, a Wisconsin General Partnership (“Calm Waters”) and Electronic Cigarettes International Group, Ltd., a Nevada corporation (the “Borrower”).

WHEREAS, Calm Waters and the Borrower entered into that certain Credit Agreement dated as of April 27, 2015 (the “Credit Agreement”);

WHEREAS, the Borrower entered into that certain Credit Agreement, dated April 27, 2015 (the “Additional Lender Credit Agreement”), by and among the Borrower, Tiburon Opportunity Fund, L.P., as a lender and as agent, and various additional lenders party thereto (the “Additional Lenders” and collectively with Calm Waters, the “Lenders”);

WHEREAS, the Lenders entered into that certain Intercreditor Credit Agreement, dated April 27, 2015 (the “Intercreditor Agreement”);

WHEREAS, the Borrower desires to amend the Credit Agreement to (i) increase the aggregate principal amount of the Term Loans thereunder by $6,000,000, and (ii) extend the due date of certain post-Closing obligations of the Borrower pursuant to the Credit Agreement as set forth herein;

WHEREAS, pursuant to Section 5.1 of the Intercreditor Agreement, no term of the Credit Agreement or the Additional Lender Credit Agreement may be amended and the performance or observance by the parties of any term of the Credit Agreement or the Additional Lender Credit Agreement may not be waived without the consent of the Requisite Lenders;

WHEREAS, Calm Waters, by itself the Requisite Lender, has agreed to permit the Borrower to (i) increase the aggregate principal amount of the Term Loans under the Credit Agreement, (ii) extend the due date of certain post-Closing obligations of the Borrower pursuant to the Credit Agreement and (iii) permit the issuance of a warrant to Calm Waters and certain other Equity Interests to certain other parties;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment, each intending to be legally bound, hereby agree as follows:

1.          Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

2.          Amendments to the Credit Agreement and the Disclosure Schedules.

2.1.          Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Closing Date” in its entirety and replacing it with the following:

“Closing Date” shall mean the Initial Closing Date and the Second Closing Date, unless otherwise specifically provided herein.

2.2.          Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“Closing” shall mean the Initial Closing and the Second Closing, unless otherwise specifically provided herein.

“Initial Closing” shall mean the closing of the transactions contemplated by this Agreement on the Initial Closing Date.

“Initial Closing Date” shall mean April 27, 2015.

“Second Closing” shall mean the closing of the transactions contemplated by this Agreement on the Second Closing Date.

“Second Closing Date” shall mean June 26, 2015.

“Securities” shall mean the Warrant and the Equity Interests set forth in clauses (c) and (d) of Schedule 6.11.”

2.3.          Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Warrant” in its entirety and replacing it with the following:

“Warrant” shall mean the Common Stock Purchase Warrants executed and delivered pursuant to Section 4.01(o) and Section 4.02(g), substantially in the form of Exhibit F.”

2.4.          Section 2.01 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Section 2.01.         Term Loan. Subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Lender agrees to make Term Loans to the Borrower on the Closing Dates in an aggregate principal amount equal to $41,000,000, consisting of (i) a Term Loan on the Initial Closing Date in a principal amount equal to $35,000,000, and (ii) a Term Loan on the Second Closing Date in a principal amount equal to $6,000,000, to be disbursed in accordance with Schedule 3.15. Amounts repaid or prepaid in respect of the Term Loan may not be reborrowed. The Borrower and the Lender agree that for U.S. federal income tax purposes, the aggregate issue price under Section 1273(b) of the Internal Revenue Code of 1986, as amended, of the Term Loan is $38,950,000. The Borrower and the Lender agree to use the foregoing issue price and the values and the yields which result in such issue price for U.S. federal income tax purposes.

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2.5.          Section 2.06(a) of the Credit Agreement is hereby amended by deleting “$600,000” and replacing it with “$703,000”.

2.6.          The heading and the first line of Section 4.01 of the Credit Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Section 4.01. Conditions of Borrowing at the Initial Closing. On the Initial Closing Date:”

2.7.          Article IV is hereby amended by adding the following as a new Section 4.02:

“Section 4.02. Conditions of Borrowing at the Second Closing. On the Second Closing Date:

(a)          The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct on and as of the Second Closing Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(b)          On the Second Closing Date, no Default or Event of Default shall have occurred and be continuing.

(c)          The Lender shall have received a certificate, dated the Second Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (a) and (b) of this Section 4.02.

(d)          The Lender shall have received duly executed counterparts of Amendment No. 1 to Credit Agreement from each party hereto.

(e)          The Lender shall have received a certificate from the chief financial officer of the Borrower certifying that each of the Loan Parties, after giving effect to the Transactions to occur on the Second Closing Date, is Solvent.

(f)          All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required or reasonably requested by the Lender, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that has resulted or could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

(g)          The Lender shall have received from the Company a duly executed Warrant to purchase 30,000,000 shares of Common Stock.

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(h)          The Lender shall have received (i) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Second Closing Date and certifying (A) with respect to the Borrower, that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Amendment and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (B) that the certificate or articles of incorporation and bylaws (or comparable organizational documents) of each Loan Party have not been amended since the Initial Closing Date and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above.

(i)          Contemporaneously with the closing, the Lender shall have received all amounts due and payable on or prior to the Second Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(j)          The Lender shall have received a Note duly executed and delivered by the Borrower payable to the Lender and its registered assigns in the principal amount of $6,000,000.

(k)          Lender shall have received favorable written opinions of Pryor Cashman LLP and Fennemore Craig, P.C., counsel for the Borrower, in form and substance reasonably satisfactory to the Lender.

(l)          The Lender shall have received a certificate with respect to the Loan Parties dated the Second Closing Date and duly executed by a Responsible Officer of the Borrower certifying that the Perfection Certificate delivered in connection with the Initial Closing is true and correct in all respects as of the Second Closing Date as if given on such date.

(m)          The Lender shall have received duly executed counterparts of the Amendment to Registration Rights Agreement from the Borrower and each other party thereto.

2.8.          Schedule 3.15 of the Disclosure Schedule to the Credit Agreement is hereby amended by deleting it in its entirety and and replacing it with the revised Schedule 3.15 attached hereto as Exhibit A.

2.9.          Section 5.02 (f) of the Credit Agreement is hereby amended by inserting the word “Initial” before the words “Closing Date” and deleting the reference to “30 days” in the first clause of such Section and replacing it with “90 days”.

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2.10.         Schedule 5.12 of the Disclosure Schedule to the Credit Agreement is hereby amended by deleting it in its entirety and and replacing it with the revised Schedule 5.12 attached hereto as Exhibit B.

3.          Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Credit Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Credit Agreement, the terms "this Agreement", herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Credit Agreement as amended by this Amendment.

4.          Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York and not by choice of law principles or the laws of any other State.

5.          Entire Agreement and Amendments. The Credit Agreement, as amended by this Amendment, embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties.

6.          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement.

7.          Guarantees and Security Interests.         By signing this Amendment, the Borrower and each Guarantor hereby confirms that (i) the obligations of the Borrower and each Guarantor under the Credit Agreement as amended by this Amendment and the other Loan Documents as amended hereby constitute “Secured Guarantees” and are entitled to the benefit of the guarantees and the security interests set forth in the Security Documents, (ii) the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, and (iii) all Liens granted, conveyed or assigned to Calm Waters by such Person pursuant to each Loan Document to which it is party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Guarantees as amended hereby.

8.          Waiver.         Calm Waters hereby waives any Events of Default under Section 7.01(f) of the Credit Agreement as a result of the failure to timely pay the full amount of interest and penalty payments due to the holders of the Borrower’s 15% Senior Secured Convertible Promissory Notes prior to June 26, 2015, to the extent such notes constitute Material Indebtedness. Except as expressly set forth herein, the execution of this Amendment shall not be deemed to be a waiver of any other Events of Default under the Credit Agreement.

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IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

Calm Waters Partnership

By:	/s/ Richard S. Strong
Name:	Richard S. Strong
Title:	Managing Partner

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

By:	/s/ Philip Anderson
Name: Philip Anderson
Title: Chief Financial Officer

VCIG LLC

By:	/s/ Philip Anderson
Name: Philip Anderson
Title: Manager

FIN BRANDING GROUP, LLC

By:	/s/ Philip Anderson
Name: Philip Anderson
Title: Manager

HARDWIRE INTERACTIVE ACQUISITION COMPANY

By:	/s/ Philip Anderson
Name: Philip Anderson
Title: President

VICTORY ELECTRONIC CIGARETTES, INC.

By:	/s/ Philip Anderson
Name: Philip Anderson
Title: President

VAPESTICK HOLDINGS LIMITED

By:	/s/ Philip Anderson
Name: Philip Anderson
Title: Director

MUST HAVE LIMITED

By:	/s/ Philip Anderson
Name: Philip Anderson
Title: Director

E-CIGS UK HOLDING COMPANY LIMITED

By:	/s/ Philip Anderson
Name: Philip Anderson
Title: Director